Exhibit 10.1

[Letterhead of tbg]

EPICEPT GmbH

Herrn Dr. Oliver Wiedemann

Goesthestr. 4

80336 Munich

Programme - Investment Capital for Small Technology Enterprises

here: Prolongation of the Repayment Agreement

Dear Dr. Wiedemann,

Thank you very much for your letter of 05 May 2008.

Based on the situation you have described, we are ready

1.)	to prolong the repayment agreement of 17/20 December 2007 until 31 December 2008, subject to the condition that

2.)

the fixed compensation accrued since 01 January 2008 until 30 June 2008 to an amount of EUR 56,000.01 is paid. In this case, the interest amount is to be transferred, without payments to our competent tax office, to the account at KfW known to you by 01 July 2008.

From 01 July 2008 on, the provisions of the repayment agreement will continue to apply without any changes.

We send this letter to you in duplicate and ask you to confirm your agreement with the proposed mode of procedure by signing in the field provided for that purpose and sending both copies back to us. After we have signed it, we will return one executed copy to you.

Agreed:

Munich,	/s/ Oliver Wiedemann
EpiCept GmbH

If you have any further questions, please do not hesitate to contact us.

With kind regards

tbg Technologie-Beteiligungs-Gesellschaft mbH

/s/ Walter Auel	/s/ Andreas Jahn
Walter Auel	Andreas Jahn